Exhibit 10.2

ADMINISTRATION AGREEMENT

AGREEMENT (this "Agreement") made as of                        , 2020 by and between BlackRock Direct Lending Corp., a Delaware corporation (hereinafter referred to as the "Company"), and Blackrock Financial Management, Inc., a Delaware corporation (hereinafter referred to as the "Administrator").

W I T N E S S E T H:

WHEREAS, the Company has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (hereinafter referred to as the "1940 Act");

WHEREAS, the Company desires to retain the Administrator to provide administrative services to the Company in the manner and on the terms hereinafter set forth; and

WHEREAS, the Administrator is willing to provide administrative services to the Company on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Administrator hereby agree as follows:

1.           Duties of the Administrator.

(a)          Employment of Administrator.  The Company hereby employs the Administrator to act as administrator of the Company, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of the Board of Directors of the Company, for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such employment and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses as provided for below. The Administrator and any such other persons providing services arranged for by the Administrator shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Company in any way or otherwise be deemed agents of the Company.

(b)          Services.  The Administrator shall perform (or oversee, or arrange for, the performance by third parties of) the administrative services necessary for the operation of the Company. Without limiting the generality of the foregoing, the Administrator shall provide the Company with office facilities, equipment, clerical, bookkeeping and record keeping services at such office facilities and such other services as the Administrator, subject to review by the Board of Directors of the Company, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Administrator shall also, on behalf of the Company, arrange for the services of, and oversee, custodians, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks, stockholders and such other persons in any such other capacity deemed to be necessary or desirable. The Administrator shall make reports to the Company's Board of Directors of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as it shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, in its capacity as Administrator, provide any advice or recommendation relating to the securities and other assets that the Company should purchase, retain or sell or any other investment advisory services to the Company. The Administrator shall be responsible for the financial and other records that the Company is required to maintain and shall prepare all reports and other materials required by any agreement or to be filed with the Securities and Exchange Commission (the "SEC") or any other regulatory authority, including reports on Forms 8-K, 10-Q and periodic reports to stockholders, determining the amounts available for distribution as dividends and distributions to be paid by the Company to its shareholders, review and implementation of any share purchase programs authorized by the Board and maintaining or overseeing the maintenance of the books and records of the Company as required under the 1940 Act and maintaining (or overseeing maintenance by other persons) such other books and records required by law or for the proper operation of the Company. In addition, the Administrator will assist the Company in determining and publishing the Company's net asset value, overseeing the preparation and filing of the Company's tax returns, and the printing and dissemination of reports to stockholders of the Company, and generally overseeing the payment of the Company's expenses and the performance of administrative and professional services rendered to the Company by others.

2.           Records.  The Administrator agrees to maintain and keep all books, accounts and other records of the Company that relate to activities performed by the Administrator hereunder and, if required by any applicable statutes, rules and regulations, including without limitation, the 1940 Act, will maintain and keep such books, accounts and records in accordance with such statutes, rules and regulations. In compliance with the requirements of Rule  31a-3 under the 1940 Act, the Administrator agrees that all records that it maintains for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of this Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Company pursuant to Rule  31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule  31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.  The Administrator may engage one or more third parties to perform all or a portion of the foregoing services.

3.           Confidentiality.  The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information of natural persons pursuant to Regulation  S-P of the SEC, shall be used by the other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

4.           Compensation; Allocation of Costs and Expenses.

(a)          Compensation. In full consideration of the provision of the services of the Administrator, the Company shall reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities hereunder, including payments under this Agreement to the Administrator in an amount equal to the Company’s allocable portion of overhead and other expenses incurred by the Administrator or its affiliate in performing its obligations and services under this Agreement, such as rent, license fees and other costs associated with computer software utilized in providing such obligations and services and the Company’s allocable portion of the cost of personnel attributable to performing such obligations and services, including, but not limited to, marketing, legal and other services performed by the Administrator for the Company. For the avoidance of doubt, the Company will bear its allocable portion of the costs of the compensation, benefits, and related administrative expenses (including travel expenses) of the Company’s officers who provide operational and administrative services hereunder, their respective staffs and other professionals who provide services to the Company (including, in each case, employees of the Administrator or its affiliate) who assist with the preparation, coordination, and administration of the foregoing or provide other “back office” or “middle office” financial or operational services to the Company. Additionally, the Company shall bear all of the costs and expenses of any sub-administration agreements that the Administrator enters into.

(b)          Company Operating Costs.  The Company will generally be responsible for all operating expenses of the Company, and shall pay, and shall reimburse the Administrators and its affiliates for, all fees, costs, expenses, liabilities and obligations of the Company relating or attributable to:

(i)
the Company's business, affairs and operations, including any private placement fees, sales commissions, appraisal fees, taxes, brokerage fees and commissions, underwriting commissions and discounts, expenses related to short sales, indemnification obligations, legal, accounting, research, auditing, information, appraisal, advisory, valuation (including third-party valuations, appraisals or pricing services), consulting (including consulting and retaining fees and other compensation paid to consultants performing investment initiatives and other similar consultants), tax, investment banking, information services, title, transfer, registration, loan agency services (including any third party service providers related to the foregoing) and other professional fees, expenses of filings and registrations;

(ii)
activities with respect to the structuring, organizing, negotiating, consummating, financing, refinancing, acquiring, bidding on, owning, managing, monitoring, operating, holding, hedging, restructuring, trading, taking public or private, selling, valuing, winding up, liquidating, or otherwise disposing of, as applicable, of actual and potential investments (including any associated legal, financing, commitment, transaction or other fees and expenses payable to attorneys, accountants, investment bankers, lenders, third-party diligence software and service providers, consultants and similar professionals in connection therewith and any fees and expenses related to transactions that may have been offered to co-investors), whether or not any contemplated transaction or project is consummated and whether or not such activities are successful;

(iii)
investment transactions that are not consummated, including break-up fees and other “broken deal” costs, and legal, accounting, investment banking, consulting, information services and other professional fees related thereto;

(iv)	compensation of the independent directors of the Company;

(v)
the preparation of audits, financial and tax reports, portfolio valuations and tax returns of the Company, including fees and out-of-pocket expenses of any service company retained to provide accounting and bookkeeping services to the Company;

(vi)
all ongoing legal and compliance costs of the Company (including any costs associated with complying with any tax reporting regime) and the costs of prosecuting or defending any legal action for or against the Company;

(vii)	all extraordinary professional fees incurred in connection with the business or management of the Company;

(viii)	all indemnification, contribution and similar obligations of the Company;

(ix)
indebtedness of, or guarantees made by, the Company (including any credit facility, letter of credit or similar credit support), including interest with respect thereto, or seeking to put in place any such indebtedness or guarantee, and principal and interest on, and fees and expenses arising out of, all permitted borrowings (including any credit facility, letter of credit or similar credit support) made by the Company and costs and expenses incurred in connection with seeking to put in place such borrowings (including, but not limited to, financing, commitment, origination and similar fees and expenses) and costs of reporting to the Company's creditors;

(x)	any hedging transactions (including currency hedging and other types of hedging), including in respect of the Company and/or its investments;

(xi)
any litigation, indemnification, judgments, settlements, director and officer liability or other insurance, including reasonable premiums for insurance protecting the Company, any of its affiliates and any of its employees and agents, and all other extraordinary expenses or liabilities of the Company (including fees, costs and expenses that are classified as extraordinary expenses under U.S. GAAP);

(xii)
all administrative costs and expenses of the Company, including the fees of, and reasonable out of pocket expenses incurred by, any administrator and/or any other agent appointed by the Company properly incurred by them, including any fees and expenses of custodians, transfer and distribution agents;

(xiii)	reporting to the Company's shareholders, conducting shareholder meetings and the solicitation of Shareholder consents, proxy expenses and expenses of communications to investors;

(xiv)
any governmental and regulatory filings and reporting requirements and other tax or regulatory requirements in respect of the Company (including costs related to regulatory compliance and government filings) and costs of responding to regulatory inquiries;

(xv)	all expenses of dissolving and winding up the Company;

(xvi)	any taxes, fees or other governmental charges levied against the Company and all expenses incurred in connection with any tax audit, investigation, settlement or review of the Company;

(xvii)
any supplements or amendments to or restatements of, and waivers, consents or approvals pursuant to, the constituent documents of the Company and any related entities, including the preparation, distribution and implementation thereof;

(xviii)	distributions or dividends;

(xix)
all ongoing legal, regulatory, listing, share trustee and compliance costs, including the costs of any third-party consultants (including any costs associated with the implementation of and/or compliance with any change of law or regulation applicable to the Company) of the Company, including third-party consultants engaged by the Company or the Administrator in connection with the Company's regulatory or compliance reporting or the Administrator's regulatory or compliance reporting arising from the operation of the Company;

(xx)	agreements (including letter agreements) entered into with any investor or potential investor, and modifications and amendments to, and compliance with, such agreements;

(xxi)	printing and mailing, communications, marketing and publicity;

(xxii)	expenses relating to transfers of interests (although the Company may require the transferor of (or the party withdrawing) Interests to pay the expenses relating to the transfer);

(xxiii)	the Company's allocable share of all costs and expenses (including taxes) related to entities in which the Company holds an interest that are established to hold investments;

(xxiv)
travel, lodging, meals or entertainment expenses relating to any of the foregoing, provided that any applicable travel expenses incurred as organizational or operating expenses shall not be charged to or borne by the Company at a cost exceeding the cost of available first-class commercial airfare;

(xxv)
any additional amounts in order for the Company to comply with any transfer pricing requirements, to the extent required by applicable law, in each case to the extent any such additional amounts are calculated on an arm’s-length basis; and

(xxvi)	any VAT payable in respect of any of the foregoing expenses, fees or costs.

On behalf of the Company, the Administrator may advance payment of any such fees and expenses of the Company, and the Company shall reimburse the Administrator therefor within 30 days following written request from the Administrator. Nothing in this Section 7 shall limit the ability of the Administrator to be reimbursed by any Person (including issuers or obligors of securities, instruments or obligations owned by the Company) for out-of-pocket expenses incurred by the Administrator in connection with the performance of services hereunder. The Administrator shall maintain complete and accurate records with respect to costs and expenses and shall furnish the Board with receipts or other written vouchers with respect thereto upon request of the Board.

5.           Limitation of Liability of the Administrator; Indemnification.  The Administrator, its affiliates and their respective directors, officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with any of them (collectively, the "Indemnified Parties"), shall not be liable to the Company for any action taken or omitted to be taken by the Administrator in connection with the performance of any of its duties or obligations under this Agreement or otherwise as administrator for the Company, and the Company shall indemnify, defend and protect the Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator, including without limitation the Indemnified Parties (each of whom shall be deemed a third party beneficiary hereof) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Administrator's duties or obligations under this Agreement or otherwise as administrator for the Company. Notwithstanding the preceding sentence of this Paragraph  5 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of criminal conduct, willful misfeasance, bad faith or gross negligence in the performance of the Administrator's duties or by reason of the reckless disregard of the Administrator's duties and obligations under this Agreement.

6.           Activities of the Administrator.  The services of the Administrator to the Company are not to be deemed to be exclusive, and the Administrator and each other person providing services as arranged by the Administrator is free to render services to others. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Administrator and its affiliates, as directors, officers, members, managers, employees, partners, stockholders or otherwise, and that the Administrator and directors, officers, members, managers, employees, partners and stockholders of the Administrator and its affiliates are or may become similarly interested in the Company as officers, directors, stockholders or otherwise.

7.           Duration and Termination of this Agreement.

(a)          This Agreement shall become effective as of the date hereof, and shall remain in force with respect to the Company for two years thereafter, and thereafter continue from year to year, but only so long as such continuance is specifically approved at least annually by (i)  the Board of Directors of the Company and (ii)  a majority of those members of the Company's Board of Directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party.

(b)          This Agreement may be terminated at any time, without the payment of any penalty, by the Company by vote of the Company's Board of Directors, upon not less than 60  days' written notice to the Administrator (which notice may be waived by the Administrator) or by the Administrator, upon not less than 120  days' written notice to the Company (which notice may be waived by the Company).

8.           Amendments of this Agreement.  This Agreement may not be amended or modified except by an instrument in writing signed by all parties hereto.

9.           Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign (as such term is defined in the 1940 Act and the regulations thereunder), delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party. Any assignment by either party in accordance with the terms of this Agreement shall be pursuant to a written assignment agreement in which the assignee expressly assumes the assigning party's rights and obligations hereunder.

10.         Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York and the applicable provisions of the 1940 Act, if any. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, if any, the latter shall control. The parties unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in the State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

11.         No Waiver.  The failure of either party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.

12.         Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

13.         Headings.  The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

14.         Counterparts.  This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement.

15.         Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at their respective principal executive office addresses.

16.         Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to such subject matter.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

BLACKROCK DIRECT LENDING CORP.

By:
Title:

BLACKROCK FINANCIAL MANAGEMENT, INC.

By:
Title: